Duke REALTY

# News Release

**FOR IMMEDIATE RELEASE**

## DUKE REALTY REPORTS FIRST QUARTER 2018 RESULTS

**Increased In-Service Occupancy to 97.0 percent**

**25.6 percent Growth in Rent on Leasing Activity**

**2018 Guidance Updated**

(INDIANAPOLIS, April 25, 2018) – Duke Realty Corporation (NYSE: DRE), the largest pure-play, domestic only, industrial REIT in the United States, today reported results for the first quarter 2018.

Jim Connor, Chairman and Chief Executive Officer said, "We started 2018 with strong leasing activity, executing over 6.9 million square feet of total leases. We renewed 68 percent of expiring leases and, after considering expiring leases with immediate backfills, we re-leased 94 percent of our expirations. New and renewal leases executed during the quarter will result in rent growth of 12 percent on a cash basis and nearly 26 percent growth in annualized net effective rents. We expect growth in same property net operating income, which was 3.4 percent when compared to the first three months of 2017, to continue to increase as the year progresses due mainly to the commencement of leases signed in late 2017 and early 2018, which have a significant increase in rental rates. These solid operating results, with expectations for continued out-performance for the remainder of the year, resulted in several 2018 guidance changes."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "We generated significant disposition proceeds during the first quarter of 2018, which we used to repay the outstanding borrowings on our line of credit in early April. We believe we will be able to continue to self-fund development activity well into 2019 without any equity needs, while still maintaining our very strong capital position."

**Quarterly Highlights**

- A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.
- Net income was $0.20 per diluted share, or $73 million, for the first quarter of 2018, consistent with $0.20 per diluted share for the first quarter of 2017.
- FFO, as defined by NAREIT, was $0.31 per diluted share, or $112 million, for the first quarter of 2018, compared to $0.32 per diluted share for the first quarter of 2017.
- Core FFO was $0.30 per diluted share, or $109 million, for the first quarter of 2018, compared to $0.32 per diluted share for the first quarter of 2017. The decrease in Core FFO is due to the first quarter of 2017 including the operations of our medical office properties, which the company sold in a series of transactions in mid to late 2017. This decrease to Core FFO was partially offset by lower interest expense in the first quarter of 2018, due to using a portion of the proceeds from the medical office sales to reduce leverage, as well as from re-investing a portion of such proceeds into new industrial properties, along with overall improved operations.
- Operating performance within the company's industrial portfolio:
  - Total stabilized occupancy at March 31, 2018 of 98.5 percent compared to 98.5 percent at December 31, 2017 and 98.7 percent at March 31, 2017
  - Total in-service occupancy at March 31, 2018 of 97.0 percent compared to 95.7 percent at December 31, 2017 and 97.9 percent at March 31, 2017
  - Total occupancy, including properties under development, of 94.4 percent at March 31, 2018 compared to 93.8 percent at December 31, 2017 and 95.9 percent at March 31, 2017
  - Tenant retention of 68 percent and re-lease of 94 percent of all expiring leases for the quarter
  - Same-property net operating income growth of 3.4 percent for the three months ended March 31, 2018 compared to the same period in 2017
  - Total leasing activity of 6.9 million square feet for the quarter
  - Overall cash and annualized net effective rent growth on new and renewal leases of 12.0 percent and 25.6 percent, respectively, for the quarter
- Successful execution of capital transactions in the first quarter:
  - Completed $170 million of building dispositions

- Completed $23 million of building acquisitions
- Started six new industrial development projects with expected costs of $226 million

**Real Estate Investment Activity**

Mr. Connor further stated, "We started $226 million of developments during the quarter, totaling 2.5 million square feet, which were 45 percent pre-leased. We also started three additional development projects in early April, totaling 2.0 million square feet with expected costs of $111 million that are 91 percent pre-leased. Due to the $337 million of development starts to date, as well as our stronger than expected pipeline of development prospects for the rest of the year, we are increasing our annual guidance for developments to a range of $650 million to $850 million."

**Development**

The first quarter included the following development activity:

- During the quarter, the company started $226 million of wholly owned development projects totaling 2.5 million square feet, which were 45 percent pre-leased in total. These wholly owned development starts were comprised of a 855,000 square foot build to suit development project in St. Louis; a speculative project in Atlanta totaling 590,000 square feet; a speculative project in Tampa totaling 443,000 square feet; a build to suit development project in Minneapolis totaling 277,000 square feet; a 194,000 square foot speculative project in Northern New Jersey that is being constructed on land purchased in the 2017 portfolio acquisition from Bridge Development Partners, and a 146,000 square foot speculative project in South Florida.
- Three projects totaling 1.5 million square feet, which were 87 percent leased, were placed in service during the quarter.

**Acquisitions**

The company acquired two industrial properties in an infill location in Southern California near the Ports of Los Angeles and Long Beach totaling 119,000 square feet, which were 100 percent leased. The seller of these properties purchased one of the company's industrial properties in Nashville, Tennessee in order to effectuate a tax-free exchange.

**Building Dispositions**

Building dispositions totaled $170 million in the first quarter and included the following:

Wholly Owned Properties

- Three data centers in the Washington D.C. market, totaling 447,000 square feet, which were placed in service in late 2017
- One industrial property in Nashville, Tennessee totaling 161,000 square feet

Joint Venture Properties

- Three industrial properties in Columbus totaling 1.1 million square feet, sold by a 50 percent-owned joint venture
- One industrial property in Indianapolis totaling 251,000 square feet, sold upon completion by a 50 percent-owned joint venture

**Distributions Declared**

The company's board of directors declared a quarterly cash distribution on its common stock of $0.20 per share, or $0.80 per share on an annualized basis. The first quarter dividend will be payable on May 31, 2018 to shareholders of record on May 16, 2018.

**Revisions to 2018 Guidance**

A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT and to Core FFO is included in the financial tables to this release. The company revised its guidance for net income to $0.71 to $1.09 per diluted share from its previous guidance of $0.68 to $0.98 per diluted share. The company revised its guidance for FFO, as defined by NAREIT, to $1.26 to $1.34 per diluted share from its previous guidance of $1.24 to $1.32.

Commenting on the revision to company's 2018 guidance, Mr. Connor stated, "We are increasing our guidance for Core FFO to a range of $1.26 to $1.32 per diluted share, from the previous range of $1.24 to $1.30 per diluted share. Our progress to date on the lease up of our development pipeline and recent acquisitions has been quicker than anticipated. This increased occupancy in our newer properties was the basis for increasing our occupancy and earnings guidance. We are also revising our guidance for growth in adjusted funds from operations ("AFFO"), on a share adjusted basis, to a range of 4.5 percent to 10.0 percent, from the previous range of 2.7 percent to 8.2 percent, for the same reasons."

A summary of all guidance changes are as follows:

- The guidance for Core FFO was increased to a range of $1.26 to $1.32 per diluted share from the previous range of $1.24 to $1.30 per diluted share.

- The guidance for growth in AFFO, on a share adjusted basis, was increased to a range of 4.5 percent to 10.0 percent from the previous range of 2.7 percent to 8.2 percent.
- The estimate for average percent leased within the company's stabilized portfolio was increased to a range of 97.5 percent to 98.5 percent from the previous range of 97.1 percent to 98.1 percent.
- The estimate for average percent leased, for all of the company's in-service properties, was increased to a range of 96.0 percent to 97.0 percent from the previous range of 95.5 percent to 96.5 percent.
- The estimate for building dispositions was increased to a range of $350 million to $550 million from the previous range of $300 million to $500 million.
- The estimate for development starts was increased to a range of $650 million to $850 million from the previous range of $500 million to $700 million.
- Guidance for effective leverage was revised to a range of 33 percent to 29 percent from the previous range of 34 percent to 30 percent.
- Guidance for net debt to EBITDA was revised to a range of 5.3 times to 4.8 times from the previous range of 5.5 times to 5.0 times.

An updated version of the company's 2018 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website.

**FFO and AFFO Reporting Definitions**

***FFO:*** FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles ("GAAP"). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

***Core FFO:*** Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits

related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

***AFFO:*** AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

**Same-Property Performance**

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 16 of its March 31, 2018 supplemental information.

**About Duke Realty Corporation**

Duke Realty Corporation owns and operates approximately 149 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

**First Quarter Earnings Call and Supplemental Information**

Duke Realty Corporation is hosting a conference call tomorrow, April 26, 2018, at 3:00 p.m. ET to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

**Cautionary Notice Regarding Forward-Looking Statements**

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2017. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

**Contact Information:**

**Investors:**
Ron Hubbard
317.808.6060

**Media:**
Helen McCarthy
317.708.8010

# Duke Realty Corporation and Subsidiaries
## Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

| | Three Months Ended March 31, 2018 | Three Months Ended March 31, 2017 |
|---|---|---|
| Revenues: | | |
| Rental and related revenue | $ 193,456 | $ 171,676 |
| General contractor and service fee revenue | 41,101 | 9,399 |
| | 234,557 | 181,075 |
| Expenses: | | |
| Rental expenses | 20,396 | 16,237 |
| Real estate taxes | 31,146 | 26,511 |
| General contractor and other services expenses | 40,409 | 7,624 |
| Depreciation and amortization | 77,529 | 62,023 |
| | 169,480 | 112,395 |
| Other operating activities: | | |
| Equity in earnings of unconsolidated joint ventures | 8,287 | 4,749 |
| Gain on sale of properties | 44,886 | 37,046 |
| Gain on land sales | 2,949 | 1,505 |
| Other operating expenses | (786) | (738) |
| Impairment charges | — | (859) |
| General and administrative expenses | (21,023) | (19,232) |
| | 34,313 | 22,471 |
| Operating income | 99,390 | 91,151 |
| Other income (expenses): | | |
| Interest and other income, net | 4,463 | 533 |
| Interest expense | (20,000) | (24,162) |
| Gain on debt extinguishment | — | 25 |
| Income from continuing operations, before income taxes | 83,853 | 67,547 |
| Income tax expense | (10,329) | (2,132) |
| Income from continuing operations | 73,524 | 65,415 |
| Discontinued operations: | | |
| (Loss) income before gain on sales and income taxes | (8) | 5,366 |
| Gain on sale of depreciable properties | 132 | — |
| Income from discontinued operations | 124 | 5,366 |
| Net income | 73,648 | 70,781 |
| Net income attributable to noncontrolling interests | (685) | (581) |
| Net income attributable to common shareholders | $ 72,963 | $ 70,200 |
| Basic net income per common share: | | |
| Continuing operations attributable to common shareholders | $ 0.20 | $ 0.18 |
| Discontinued operations attributable to common shareholders | — | 0.02 |
| Total | $ 0.20 | $ 0.20 |
| Diluted net income per common share: | | |
| Continuing operations attributable to common shareholders | $ 0.20 | $ 0.18 |
| Discontinued operations attributable to common shareholders | — | 0.02 |
| Total | $ 0.20 | $ 0.20 |

# Duke Realty Corporation and Subsidiaries
## Consolidated Balance Sheets
(Unaudited and in thousands)

| | March 31, 2018 | December 31, 2017 |
|---|---|---|
| **ASSETS** | | |
| Real estate investments: | | |
| Real estate assets | $ 6,608,594 | $ 6,593,567 |
| Construction in progress | 441,484 | 401,407 |
| Investments in and advances to unconsolidated joint ventures | 121,576 | 126,487 |
| Undeveloped land | 259,842 | 226,987 |
| | 7,431,496 | 7,348,448 |
| Accumulated depreciation | (1,238,688) | (1,193,905) |
| Net real estate investments | 6,192,808 | 6,154,543 |
| Real estate investments and other assets held-for-sale | 21,740 | 17,550 |
| Cash and cash equivalents | 160,861 | 67,562 |
| Accounts receivable, net | 21,939 | 19,427 |
| Straight-line rent receivable, net | 97,266 | 93,005 |
| Receivables on construction contracts, including retentions | 16,692 | 13,480 |
| Deferred leasing and other costs, net | 297,103 | 292,682 |
| Restricted cash held in escrow for like-kind exchange | 59,196 | 116,405 |
| Notes receivable from property sales | 386,789 | 426,657 |
| Other escrow deposits and assets | 173,280 | 186,885 |
| | $ 7,427,674 | $ 7,388,196 |
| **LIABILITIES AND EQUITY** | | |
| Indebtedness: | | |
| Secured debt, net of deferred financing costs | $ 310,070 | $ 311,349 |
| Unsecured debt, net of deferred financing costs | 2,111,386 | 2,111,542 |
| Unsecured line of credit | 75,000 | — |
| | 2,496,456 | 2,422,891 |
| Liabilities related to real estate investments held-for-sale | 1,327 | 1,163 |
| Construction payables and amounts due subcontractors, including retentions | 53,339 | 54,545 |
| Accrued real estate taxes | 71,234 | 67,374 |
| Accrued interest | 27,166 | 17,911 |
| Other liabilities | 152,358 | 210,825 |
| Tenant security deposits and prepaid rents | 44,610 | 39,109 |
| Total liabilities | 2,846,490 | 2,813,818 |
| Shareholders' equity: | | |
| Common shares | 3,570 | 3,564 |
| Additional paid-in capital | 5,204,855 | 5,205,316 |
| Distributions in excess of net income | (674,920) | (676,036) |
| Total shareholders' equity | 4,533,505 | 4,532,844 |
| Noncontrolling interests | 47,679 | 41,534 |
| Total equity | 4,581,184 | 4,574,378 |
| | $ 7,427,674 | $ 7,388,196 |

# Duke Realty Corporation and Subsidiaries
## Summary of EPS, FFO and AFFO
## Three Months Ended March 31,
(Unaudited and in thousands, except per share amounts)

| | 2018 | | | 2017 | | |
|---|---|---|---|---|---|---|
| | Amount | Wtd. Avg. Shares | Per Share | Amount | Wtd. Avg. Shares | Per Share |
| **Net income attributable to common shareholders** | $ 72,963 | | | $ 70,200 | | |
| Less dividends on participating securities | (437) | | | (542) | | |
| **Net income per common share-basic** | 72,526 | 356,740 | $ 0.20 | 69,658 | 355,282 | $ 0.20 |
| Add back: | | | | | | |
| Noncontrolling interest in earnings of unitholders | 683 | 3,355 | | 652 | 3,316 | |
| Other potentially dilutive securities | — | 305 | | 305 | 2,102 | |
| **Net income attributable to common shareholders-diluted** | $ 73,209 | 360,400 | $ 0.20 | $ 70,615 | 360,700 | $ 0.20 |
| **Reconciliation to funds from operations ("FFO")** | | | | | | |
| **Net income attributable to common shareholders** | $ 72,963 | 356,740 | | $ 70,200 | 355,282 | |
| Adjustments: | | | | | | |
| Depreciation and amortization | 77,529 | | | 81,557 | | |
| Company share of joint venture depreciation, amortization and other | 2,161 | | | 2,495 | | |
| Impairment charges - depreciable property | — | | | 859 | | |
| Gains on depreciable property sales - discontinued operations | (132) | | | — | | |
| Gains on depreciable property sales - continuing operations | (44,886) | | | (37,046) | | |
| Income tax expense triggered by depreciable property sales | 10,329 | | | — | | |
| Gains on depreciable property sales - unconsolidated joint ventures | (6,217) | | | (1,798) | | |
| Noncontrolling interest share of adjustments | (361) | | | (427) | | |
| **NAREIT FFO attributable to common shareholders - basic** | 111,386 | 356,740 | $ 0.31 | 115,840 | 355,282 | $ 0.33 |
| Noncontrolling interest in income of unitholders | 683 | 3,355 | | 652 | 3,316 | |
| Noncontrolling interest share of adjustments | 361 | | | 427 | | |
| Other potentially dilutive securities | | 2,206 | | | 3,163 | |
| **NAREIT FFO attributable to common shareholders - diluted** | $ 112,430 | 362,301 | $ 0.31 | $ 116,919 | 361,761 | $ 0.32 |
| Gains on land sales | (2,949) | | | (1,505) | | |
| Gain on debt extinguishment | — | | | (25) | | |
| **Core FFO attributable to common shareholders - diluted** | $ 109,481 | 362,301 | $ 0.30 | $ 115,389 | 361,761 | $ 0.32 |
| **AFFO** | | | | | | |
| Core FFO - diluted | $ 109,481 | 362,301 | $ 0.30 | $ 115,389 | 361,761 | $ 0.32 |
| Adjustments: | | | | | | |
| Straight-line rental income and expense | (6,534) | | | (3,319) | | |
| Amortization of above/below market rents and concessions | (545) | | | 542 | | |
| Stock based compensation expense | 12,462 | | | 10,480 | | |
| Noncash interest expense | 1,399 | | | 1,555 | | |
| Second generation tenant improvements | (2,459) | | | (2,812) | | |
| Second generation leasing costs | (5,416) | | | (2,409) | | |
| Building improvements | (583) | | | (1,244) | | |
| **AFFO - diluted** | $ 107,805 | 362,301 | | $ 118,182 | 361,761 | |

## Duke Realty Corporation and Subsidiaries
## Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

| | Three Months Ended | | | |
|---|---|---|---|---|
| | March 31, 2018 | | March 31, 2017 | |
| Income from continuing operations before income taxes | $ | 83,853 | $ | 67,547 |
| Share of same property NOI from unconsolidated joint ventures | | 4,008 | | 3,954 |
| Income and expense items not allocated to segments | | 59,625 | | 63,739 |
| Earnings from service operations | | (692) | | (1,775) |
| Properties not included and other adjustments | | (28,056) | | (18,666) |
| Same property NOI | $ | 118,738 | $ | 114,799 |
| | | | | |
| Percent Change | | 3.4% | | |

## Duke Realty Corporation and Subsidiaries
## Reconciliation of 2018 FFO Guidance
(Unaudited )

| | | Pessimistic | | Optimistic |
|---|---|---|---|---|
| Net income per common share, diluted | **$** | **0.71** | **$** | **1.09** |
| Depreciation and gains on sales of depreciated property (including share of joint venture) | | 0.55 | | 0.25 |
| FFO per share - diluted, as defined by NAREIT | **$** | **1.26** | **$** | **1.34** |
| Gains on land sales | | — | | (0.02) |
| Core FFO per share - diluted | **$** | **1.26** | **$** | **1.32** |